Exhibit 10.25

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made as of October 11, 2006, by and between Foundation Bariatric Real Estate of Huebner, L.P., as landlord (“Landlord”), and Foundation Bariatric Hospital of San Antonio, L.P., as tenant (“Tenant”), with reference to the following:

A. Landlord owns Condominium Unit 301 (the “Unit”) in The Village on Huebner II Office Condominiums (the “Project”), which is located at 9502 Huebner Road, San Antonio, Texas, which is improved with a building (the “Building”) and adjacent parking and other improvements.

B. The land, the Building, the Unit, the adjacent parking and other improvements, are subject to that Condominium Declaration for The Villages on Huebner II Office Condominiums, which is recorded as Document #20060164728 in Book 12250, Page 1744 in the records of Bexar County, Texas (the “Declaration”), which created the Project pursuant to the Texas Uniform Condominium Act (the “Act”).

1.	Demised Description

A.	Landlord does hereby lease to Tenant the Unit and the related interests in the Common Elements and the Limited Common Elements as provided in the Declaration (the “Premises”). The legal description of the Premises are set forth in Exhibit A attached hereto and incorporated herein.

B.	The Commencement Date of the Lease (“Commencement Date”) shall be the date first written above.

C.	Landlord represents that it has delivered to Tenant complete accurate copies of the Declaration and the “Plan,” “Plat,” and “Bylaws” of the “Association,” (all as defined in the Act), and Tenant hereby approves of the same and agrees to be bound by and subject to all of the terms, conditions, obligations and restrictions affecting the Premises set forth therein.

2.	Term

A.	The initial term of this Lease shall be for fifteen (15) years commencing on the Commencement Date. Concurrently with the execution of this Lease, Landlord and Tenant agree that they shall execute the Commencement Date Certificate attached hereto as Exhibit B. The term “Term Year” means a period of twelve (12) consecutive months. The first Term Year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month. Otherwise the first Term Year shall begin on the first day of the first calendar month after the Commencement Date. Each succeeding Term Year shall begin on the anniversary of the first Term Year.

B.	Tenant is hereby granted and shall, if no event of default exists at the time the option is exercised or at the time of the commencement of any additional term, have the options to renew this Lease for two (2) additional terms of five (5) years each on the same terms, covenants and conditions and subject to the same restrictions and exceptions herein contained. This option shall be exercised by Tenant delivering to Landlord in person or by United States mail not less three-hundred sixty-five (365) days and not more than Five Hundred Forty-five (545) days prior to the expiration of the then appropriate term, written notice of Tenant’s irrevocable election to renew the term of this Lease as herein provided.

3.	Rent and Security Deposit.

A.	Commencing upon the Commencement Date, Tenant agrees to and shall pay to Landlord in equal monthly installments, as base rent for the Premises as follows (“Base Rent”):

Period	Annual Base Rent	Monthly Base Rent
Term Year 1	$478,800.00	$39,900.00
Term Year 2	$492,685.20	$41,057.10
Term Year 3	$506,973.07	$42,247.76
Term Year 4	$521,675.29	$43,472.94
Term Year 5	$536,803.87	$44,733.66
Term Year 6	$552,371.19	$46,030.93
Term Year 7	$568,389.95	$47,365.83
Term Year 8	$584,873.26	$48,739.44
Term Year 9	$601,834.58	$50,152.88
Term Year 10	$619,287.79	$51,607.32
Term Year 11	$637,247.13	$53,103.93
Term Year 12	$655,727.30	$54,643.94
Term Year 13	$674,743.39	$56,228.62
Term Year 14	$694,310.95	$57,859.25
Term Year 15	$714,445.97	$59,537.16

Base Rent shall be payable in advance on the first day of each calendar month during the term and shall be proportionately reduced for any partial month during the term. Base Rent for the month in which the Commencement Date occurs, however, shall be payable on the first day of the following calendar month. Base Rent, Real Estate Taxes, Assessments, and any other amounts which Tenant is or becomes obligated to pay Landlord or under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of rent shall be applicable thereto.

B.	Base Rent during any exercised renewal option shall increase annually by 2.9%.

C.	Tenant shall not be required to make any security deposit in connection with the Lease.

4.	Use

Tenant shall use and occupy the Premises in accordance with all of the terms and conditions of the Declaration for the purpose of a medical clinic and related office uses and for no other purposes except those authorized in writing by Landlord, which authority shall not be unreasonably withheld, conditioned or delayed. Tenant may operate on the Premises, at Tenant’s option, on a seven (7) days-a-week, twenty-four (24) hours-a-day basis, subject, however, to zoning and other regulatory requirements.

5.	Utilities, Taxes, and Association Assessments

Tenant shall pay all charges for water, electricity, gas, telephone and other utility services furnished to the Premises during this term. Landlord agrees to bring water, electricity, gas and sanitary sewer to the Premises as provided in the Plans and Specifications.

Tenant shall pay directly to the taxing authority all real estate taxes and general and special assessments that are separately taxed or assessed by any lawful authority on the Premises as a separate parcel of real property (collectively, “Real Estate Taxes”). Real Estate Taxes shall not include: (i) income, profits, intangible, documentary stamp, franchise, corporate, capital stock, succession, estate, gift or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions; or (ii) any assessment or additional tax associated with the development or further improvement of the Premises, including, but not limited to, the widening of exterior roads, the installation of or hook up to sewer lines, sanitary and storm drainage systems and other utility lines and installations, or the installation of traffic signals.

Tenant, at Tenant’s sole cost and expense, shall be entitled to contest Real Estate Taxes or valuation notices affecting the Premises and Landlord shall reasonably cooperate with Tenant in any such proceeding (including withholding payment of Real Estate Taxes if required by applicable law in connection with a contest). Landlord shall furnish Tenant with copies of all tax bills or valuation notices related to the Premises promptly upon receipt. If Tenant decides to contest, Tenant shall promptly notify Landlord. If Tenant prevails in a tax contest, it shall be entitled to recover the costs of the contest out of the savings achieved.

Within 30 days after payment, Tenant shall provide to Landlord written evidence that Real Estate Taxes for the most recently due and owing period were paid in a timely manner.

Tenant will pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority upon Tenant’s leasehold interest under this Lease, and all alterations additions, fixtures, (including removable trade fixtures, hereinafter defined), inventory and other property installed or placed or permitted at the Premises by Tenant. Within thirty (30) days after notice from Landlord, Tenant will furnish Landlord a true copy of receipts evidencing such payment received by Tenant from the governmental authority or other taxing authority assessing such charges.

Tenant shall pay before they are delinquent all assessments levied by the Association pursuant to the Declaration and Bylaws (“Assessments”). Tenant shall not be obligated to make payment of the Assessments more than fifteen days before payment of the Assessments would be delinquent and Tenant shall not be obligated to pay Assessments pending a tax contest if applicable law so provides. Tenant shall make the check for an Assessment payable directly to the Association. Within 30 days after payment, Tenant shall provide to Landlord with written evidence that an Assessment was paid in a timely manner. Assessments and Real Estate Taxes covering any period not included in the term of this Lease shall be prorated between Landlord and Tenant.

6.	Alterations, Additions, Installations and Removal Thereof

Tenant may also, at its own expense, either at the commencement of or during the term of this Lease, make such alterations in and/or additions to the Premises including, without prejudice to the generality of the foregoing, the addition of a television antenna, flue openings and an emergency generator as well as alterations in the water, gas, and the electric wiring system, as may be necessary to fit the same for its business, upon first obtaining the written approval of Landlord as to the materials to be used and the manner of making such alterations and/or additions. Landlord covenants not to unreasonably withhold, condition or delay its approval of alterations and/or additions proposed to be made by Tenant. All alterations, installations and remodels shall be subject to the restrictions and conditions of the Declaration.

At any time prior to the expiration or earlier termination of this Lease, Tenant may remove any or all such alterations, additions or installations in such a manner as will not substantially injure the Premises, or the portion or portions affected by such removal, and the Premises shall be restored to the same condition as existed prior to the making of such alteration, addition, or installation, ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion, or other unavoidable cause excepted. All alterations, additions, or installations not so removed by Tenant shall become the property of Landlord without liability on Landlord’s part to pay for the same.

7.	Trade Fixtures, Personal Property

All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant after the Commencement Date at its expense in the Premises (“Tenant Trade Fixture”) shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease provided no event of default exists, and provided further that Tenant shall repair any damage caused by such removal. Tenant’s water treatment equipment shall be considered a Tenant Trade Fixture for purposes of this Lease.

8.	Condition of Premises Maintenance and Repair

Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant.

Except as hereinafter provided, Tenant shall maintain and keep the interior of the Premises in good repair, free of refuse and rubbish and shall return the same at the expiration or termination of this Lease in as good condition as received by Tenant, ordinary wear and tear, and damage or destruction by fire, flood, storm, civil commotion or other unavoidable causes excepted; provided, however, that if alterations, additions and/or installations shall have been made by Tenant as provided for in this Lease and approved in writing by Landlord, Tenant shall not be required to restore the Premises to the condition in which they were prior to such alterations, additions and/or installations except as hereinafter provided. Tenant shall be responsible for maintenance and repair of Tenant’s equipment in the Premises and shall replace all broken glass.

Landlord shall, without expense to Tenant, cause all other parts of the Premises to be maintained in good condition and repair and all necessary repairs to the foundations, structure, load bearing walls, exterior walls, roof, gutters, and downspouts, if any, on or appurtenant to the Premises to be made, unless damage to any of the above are caused by the Tenant’s negligence or any employee, agent, invitee, or guest of Tenant. Notwithstanding anything to the contrary in the foregoing sentence, to the extent that the Association is responsible under the Declaration for the repair or maintenance of any of the above Landlord obligations, the Association shall be solely responsible for the repair or maintenance of such items.

Tenant shall be responsible for the regular maintenance of the heating/air conditioning systems serving the Premises; and shall maintain a service agreement in effect at all times during the term of this Lease at the Tenant’s expense; and further provided that the Tenant shall be responsible for the major repairs to and replacement of the systems.

9.	Indemnification

Tenant agrees to indemnify and hold Landlord harmless against all claims, demands, costs and expenses, including reasonable attorney’s fees for the defense thereof, arising from Tenant’s conduct, occupancy or management of Tenant’s business, its use of the Premises, from construction of improvements by Tenant, or from any negligence of Tenant, its agents, servants, contractors or employees in the Premises. Notwithstanding anything to the contrary contained herein, the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries caused by any negligence or intentional misconduct of Landlord, its agents, servants, contractors or employees. In case of any action or proceeding brought against Landlord by reason of such claim as is described in the initial sentence of this Paragraph 9, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably acceptable to Landlord.

Landlord agrees to indemnify and hold Tenant harmless against all claims, demands, costs and expenses, including reasonable attorney’s fees for the defense thereof, arising from Landlord’s conduct, occupancy or management of Landlord’s business, from construction of improvements by Landlord, from any breach on the part of the Landlord of any conditions of this Lease, or from any negligence of Landlord, its agents, servants, contractors or employees in the Premises. Notwithstanding anything to the contrary contained herein, the foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries caused by any negligence or intentional misconduct of Tenant, its agents, servants, contractors or employees.

10.	Insurance

At all times during the term, Tenant shall carry and maintain:

(i)	Bodily injury and property damage liability insurance equivalent to coverage offered by a commercial general liability form, with a combined single occurrence limit of not less than $1,000,000, and including personal injury and contractual liability coverage for the performance by Tenant of the indemnity obligations in this Lease;

(ii)	Insurance covering all of the Tenant Trade Fixtures in an amount not less than the full replacement cost, on an “all risk” basis; and

(iii)	Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the State of Texas, including employer’s liability insurance in the limits required by law.

The insurance referred to in (ii) shall name Landlord and Tenant as their interests may appear. The insurance referred to in (i) shall name Landlord as an additional insured. Certificates of insurance will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least ten days prior to the expiration of the Term of each such policy. All policies shall provide that the carrier will endeavor to provide at least ten days notice of any cancellation or material change in coverage.

Landlord and Tenant each waive any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other Tenant, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Lease or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Premises.

11.	Compliance With Laws

Tenant acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, excessively noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the state, city or town in which the Premises are situated.

A.	Tenant shall give prompt notice to Landlord of any written notice it receives of the violation of any law or requirement of public authority, and at its own expense shall comply with all laws and requirements of public authorities which shall, with respect to the conduct of Tenant’s business in the Premises, or the abatement of any nuisance, impose any obligation, order or duty on Landlord or Tenant arising from (i) Tenant’s use of the Premises, (ii) Tenant’s conduct of its business or operation of its installations, equipment or other property, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant, or (iv) Tenant’s breach of its obligations under this Lease. Tenant, however, shall not be so required to make any structural or other substantial change in the Premises. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof or the applicability thereof to the Premises, in accordance with subdivision B of this paragraph.

B.	Tenant may, at its expense (and if necessary in the name of, but without expense to, Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of public authority and Landlord shall cooperate with Tenant in such proceedings, provided that:

(i)	Landlord shall not be subject to any fine or criminal penalty or to prosecution for a crime nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of noncompliance or otherwise by reason of such contest.

(ii)	Tenant shall defend, indemnify, and hold harmless the Landlord against all liability, loss or damage which Landlord shall suffer by reason of such noncompliance or contest, including reasonable attorney’s fees and other expenses reasonably incurred by Landlord.

(iii)	Tenant shall keep Landlord advised as to the status of such proceedings.

12.	Casualty Loss

In the event that the Premises or any part of the Project is damaged by fire or other casualty, Landlord shall forthwith proceed to repair and restore the Premises or cause the Association to repair and restore the Premises or Project to the condition existing prior to the damage, subject to the terms and conditions of the Declaration, including the required payment of any insurance proceeds, which shall take precedence with regards to Landlord’s obligation to repair or restore the Premises under this Paragraph 12. Tenant’s rent shall be abated in just proportion during the period of impaired use of the Premises. If more than fifty percent (50%) of the inside space of the Premises or the limited common elements related to the Premises are so damaged, either Landlord or Tenant may cancel this Lease on thirty (30) days notice and rent shall be apportioned as of the date of the casualty. If a registered engineer or architect jointly acceptable to Landlord and Tenant shall notify them within thirty (30) days after such fire or casualty that, in his/her opinion, the damage to the Premises or the limited common elements related to the Premises cannot be repaired so as to substantially restore the Premises to its former condition within one hundred eighty (180) days after such fire or casualty or if the Premises and the limited common elements related to the Premises are in fact not restored to substantially the same condition as existed prior to such fire or casualty within one hundred eighty (180) days after such occurrence, then this Lease may be terminated by either Landlord or Tenant and rent shall be apportioned as of the termination date

13.	Condemnation

In the event the Premises or the limited common elements related to the Premises shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then this Lease shall terminate as of the date on which possession thereof shall be taken for such public use or, at the option of Tenant, as of the date on which the Premises shall become unsuitable for Tenant’s regular business by reason of such taking; provided, however, that if only a part of the Premises or any material portion of the common elements of the Project or limited common elements allocated to the Premises, such termination shall be at the option of Tenant only. If such a taking occurs, and Tenant elects not to terminate this Lease, there shall be a proportionate reduction of the rent to be paid under this Lease from and after the date such possession is taken for public use, but Landlord shall have no requirement to construct any additional improvements on or to its Premises. Tenant shall have not have the right to participate, directly or indirectly, in any award for such public taking on account of such public taking.

14.	Default

A.	The following events shall be deemed to be events of default by Tenant under this Lease.

(1)	Tenant shall fail to pay any installment of the Rent herein when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date written notice of such non-payment is delivered by Landlord to Tenant.

(2)	Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make and assignment for the benefit of creditors, or shall permit the Premises or the leasehold estate created hereby to be taken on execution or other process of law in any action against Tenant.

(3)	Tenant shall file a petition, or a petition is filed against Tenant, under any section or chapter of the United States Bankruptcy Code (Title 11 of the United States Code), as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereof.

(4)	A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

(5)	Tenant shall fail to take occupancy of the Premises within a reasonable time after the Commencement Date.

(6)	Tenant shall fail to comply with any term, provision or covenant of the Lease (other than any monetary payment obligation, which shall be subject to the cure period set forth in 14.A(1) above), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant provided; however, that if the nature of the default is such that the same cannot reasonably be cured within such period, Tenant shall not be deemed to be in default if within such period Tenant shall commence such cure and thereafter diligently prosecute the same to completion, but in no event shall the Tenant have longer than ninety (90) days to cure such failure.

B.	Upon the occurrence of any of such events of default described in Paragraph 14(A) hereof, and after any applicable cure period, Landlord shall have the option to pursue any one or more of the remedies available to Landlord at law or in equity in connection with such event of default, including the right to terminate Tenant’s right of possession, and to re-let the Premises and receive the rent therefor on Tenant’s account, which rent Landlord shall first apply to any and all expenses it incurred in so re-letting the Premises and then to the satisfaction of Tenant’s obligations hereunder, and Tenant agrees to pay to the Landlord on demand any deficiency between the rental received from subletting (after first covering Landlord’s expenses of re-letting) and the Rental reserved hereunder. Upon the occurrence of any event of default, Landlord shall use commercially reasonable efforts to mitigate its damages.

If Tenant fails to pay any installment of Rent hereunder within ten (10) days of the date when such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in the amount of $3,000; and the failure to pay such amount within five (5) days after Tenant’s receipt of written demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

All rights and remedies of Landlord herein existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise any other. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreements to terminate this lease or accept a surrender of said Premises shall be valid unless such agreement is in writing and signed by Landlord. No waiver by Landlord or Tenant, of any violation or breach of any of the terms, provisions and covenants herein, contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the items, provision and covenants herein contained.

15.	Landlord’s Right To Enter the Premises

Tenant shall permit Landlord or its agent to enter at all reasonable times and upon reasonable notice (and in case of emergency at any time) to make such alterations or repairs therein as may be necessary for the safety or the preservation thereof, or for any other reasonable purposes. Tenant shall also permit Landlord or its agents, on or after one hundred twenty (120) days next preceding the expiration of the term of this Lease, provided that the lease term has not been renewed, to show the Premises to prospective tenants at reasonable times, and to place notices on the front of said Premises, or on any part thereof, offering the Premises for lease or for sale.

16.	Assignment and Subletting

Tenant shall not assign this Lease or sublet the whole or any part of the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. In the event of any such assignment, Tenant shall deliver to Landlord within a reasonable time thereafter, a written agreement from the assignee agreeing with Landlord to perform the material terms, covenants, and conditions of Tenant contained in this Lease.

Notwithstanding anything contained herein to the contrary, Tenant may assign this Lease or sublease the Premises, in whole or in part, without the consent of Landlord, to:

(a)	any entity into which or with which Tenant has merged or consolidated;

(b)	any parent, subsidiary, successor, or wholly-owned affiliate entity of Tenant;

(c)	any entity which acquires all or substantially all of the assets or ownership interests of Tenant;

(d)	any partnership, the majority interest of which shall be owned by Tenant or a parent, subsidiary, successor or wholly-owned affiliate entity of Tenant; or

(e)	any purchaser of substantially all of the assets of Tenant in the Premises;

provided that any such assignee or successor shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant’s part to be performed from and after the effective date of such assignment or subletting. Notwithstanding anything contained herein to the contrary, Landlord may assign this Lease without the consent of Tenant.

17.	Holding Over

If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the term of this Lease without any agreement in writing between the Landlord and Tenant with respect thereto, the person remaining in possession shall be deemed a month-to-month tenant at a rental rate equal to one hundred fifty percent (150%) of the Base Rent in effect upon the date of such expiration or termination until the tenancy is terminated in a manner provided by law.

18.	Estoppel Certificates

Upon not less than ten (10) business days prior written request, either Landlord or Tenant agrees, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same are in full force and effect as modified and stating the modifications), the dates to which rent and other charges required under this Lease have been paid, and any other information reasonably requested. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee or lending source.

19.	Acts Of God

In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, unusual government regulations, unusually severe weather, or other causes beyond such party’s reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or “a reasonable time,” and such time shall be deemed to be extended by the period of such delay.

20.	Mortgage Subordination

This Lease shall be subordinate to any mortgage, deed of trust, deed to secure debt, or other lien or security interest encumbering the Premises (collectively, a “Mortgage”), provided that the holder of which (the “Mortgagee”) has entered into a non-disturbance agreement (a “Non-Disturbance Agreement”) pursuant to which: (i) this Lease shall not be terminated or otherwise affected, nor Tenant’s continued possession of the Premises disturbed, by reason of any foreclosure, trustee’s sale, deed in lieu of foreclosure or similar proceeding (collectively, a “Foreclosure”); and (ii) upon any Foreclosure, the purchaser automatically shall succeed to the interests and obligations of Landlord under this Lease, this Lease shall constitute a direct lease between the purchaser, as landlord, and Tenant, as tenant, and Tenant shall attorn to the purchaser. The terms of the Non-Disturbance Agreement shall otherwise be reasonably satisfactory to Tenant and the Mortgagee. Landlord warrants that as of the date of this Lease, no Mortgage encumbers the Premises except for the lien of Security Mutual Life Insurance Company of New York (the “Existing Lender”). Landlord shall provide to Tenant, contemporaneously with the execution of this Lease, a Non-Disturbance Agreement from the Existing Lender in form and substance reasonably acceptable to Tenant. Upon request from time to time, Tenant shall execute agreements subordinating this Lease to future Mortgages provided the subordination agreements contain Non-Disturbance Agreements as provided above. Any subordination agreement may include a provision that any subsequent amendment to this Lease made without the Mortgagee’s consent will not be binding upon the Mortgagee or upon any purchaser on Foreclosure.

At the request of any Mortgagee, and subject to the requirement that the Tenant receive a Non-Disturbance Agreement from such Mortgagee, Tenant shall attorn to such Mortgagee, its successors in interest, or any purchaser in a foreclosure sale. Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (1) evidencing such attornment; and (2) setting forth the terms and conditions of Tenant’s tenancy. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant on all of the terms, conditions, and covenants set forth in this Lease, except that such successor landlord shall not be (1) liable for any act or omission of Landlord, or required to cure any default of Landlord, except to the extent: (a) such act or omission constitutes a nonmonetary default of Landlord; (b) such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest; and (c) Tenant shall have given prompt written notice of such act or omission to Mortgagee, with an opportunity to cure the same, in accordance with the terms hereof; (2) subject to any offsets, defenses, claims, counterclaims, offsets, or setoffs that Tenant may have against Landlord; (3) bound by any Rent that Tenant may have paid more than one month in advance; (4) liable for any security or other deposit, or surrender of any letter of credit, whether or not still held by Landlord, unless such security or other deposit was actually received by Mortgagee or such successor landlord, and in the event of receipt of any such security deposit, Mortgagee’s or such successor landlord’s obligations with respect thereto shall be limited to the amount of such security deposit actually received by Mortgagee or such successor landlord, and Mortgagee or such successor landlord shall be entitled to all rights, privileges, and benefits of Landlord set forth in this Lease with respect thereto; (5) bound by any agreement between Landlord and Tenant not expressly set forth in this Lease (or any exhibit thereto), as amended (subject to Mortgagee’s right to consent thereto); (6) bound by any agreement, amendment, extension, modification, cancellation, or termination of this Lease that was made without the prior written consent of Mortgagee, which consent may be withheld, conditioned, or delayed for any reason, in the sole discretion of Mortgagee; (7) liable to Tenant under this Lease or otherwise from and after such time as Mortgagee or such successor landlord ceases to be the owner of the Property; or (8) bound by, or liable for any breach of, any representation or warranty or indemnity agreement of any kind contained in this Lease or otherwise made by Landlord.

21.	Quiet Enjoyment

Landlord agrees that if Tenant pays the rent and performs and observes the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term of this Lease and any extensions thereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and any instruments having a prior lien. Tenant shall have the right to terminate this Lease by notice to Landlord for breach of any covenant contained in this Paragraph 21.

22.	Notices

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Project, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth below or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. Notices shall be delivered to the following addresses:

A.	If given or served by Landlord, by delivering the notice to the Tenant at the Premises, with a copy addressed to: Foundation Management Affiliates, L.P., Attn. Legal Department, 13900 North Portland Ave., Suite 200, Oklahoma City, OK 73134; or

B.	If given or served by Tenant, by delivering the notice to Landlord at 1800 Ridge, Suite 109, Evanston Illinois, 60201.

23.	Self-Help

If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure such default as provided herein, Landlord may, at its option, without waiving any claim for damages for breach of this Lease, at any time thereafter, cure such default for the account of Tenant and any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord thereafter and save Landlord harmless therefrom.

If Landlord shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default as provided herein, Tenant may, at its option, without waiving any claim of damages for breach of this Lease, at any time thereafter, cure such default for the account of Landlord and any amount paid or any liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant thereafter and save Tenant harmless therefrom.

24.	Hazardous Materials

A.	Landlord represents and warrants that as of the commencement of the term of this Lease, it has no knowledge of any Hazardous Material (as defined below) of whatever nature at the Project or the land upon which the Project is located. If Landlord has performed testing at the Project (or land upon which the Project is located), Landlord warrants that it has provided Tenant with a copy of any reports resulting from such testing (i.e., a Phase 1 Study). Landlord shall have no liability for nor indemnification obligation with respect to any hazardous or toxic material released onto the Project or the land upon which the Project is located, by Tenant or its agents, employees, contractors, invitees or licensees. “Hazardous Material” shall mean any (1) hazardous waste as defined in the federal Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901, et seq.), and regulations promulgated thereunder; (2) hazardous substance as defined in the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. §9601, et seq.), and regulations promulgated thereunder; (3) petroleum or liquid petroleum or wastes; and (4) other toxic or hazardous substances that may be regulated from time to time by federal, state, or local environmental laws.

B.	Tenant shall comply with applicable laws (including all environmental laws) with respect to the use, transportation, storage, maintenance, generation, manufacturing, handling, and disposition of Hazardous Material. Tenant will assume full responsibility and liability for and will indemnify, defend and hold Landlord harmless from any and all claims and criminal and/or civil liability as a result of any Hazardous Materials released onto the Premises, the Project (or land upon which the Project is located) by Tenant.

25.	Miscellaneous

A.	This Lease shall be governed by and construed in accordance with the laws of the State of Texas, and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.

B.	There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by Landlord and Tenant.

C.	The titles of the several paragraphs contained herein are for convenience only and shall not be considered in construing this Lease.

D.	Unless the context indicates otherwise, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective successors and assigns and those claiming through or under them respectively.

E.	Tenant shall have the right to park at the Premises in accordance with the parking rights afforded the Unit pursuant to the Declaration.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

TENANT:	FOUNDATION BARIATRIC HOSPITAL OF SAN ANTONIO, L.P.

	By:	Foundation Bariatric General, L.L.C., its sole general partner

		By	/s/ Robert M. Byers
Robert M. Byers, Manager

LANDLORD:	FOUNDATION BARIATRIC REAL ESTATE OF HUEBNER, L.P., a Texas limited partnership

	By:		TYCHE ASSET MANAGERS LLC, a Nevada limited liability company, its general partner

	By:		ARCHIMEDES FINANCIAL LLC,
its manager

	By:		/s/ Michael B. Horrell
Michael B. Horrell, Manager

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Unit 301, Building 3, New City Block 17195, The Villages on Huebner II Office Condominiums, a Condominium Project in the City of San Antonio, Bexar County, Texas as fully described in Condominium Declaration Volume 11250, Page 1744, Official Public Records of Real Property of Bexar County, Texas, together with an undivided 65.84 percent interest in the common elements.

EXHIBIT B

COMMENCEMENT DATE CERTIFICATE

This Commencement Date Certificate is made as of this 11th day of October, 2006 between Foundation Bariatric Real Estate of Huebner, L.P. hereinafter referred to as “Landlord” and Foundation Bariatric Hospital of San Antonio, L.P., hereinafter referred to as “Tenant”.

WHEREAS, the parties entered into a lease dated 11th day of October, 2006 (the “Lease”), attached hereto and incorporated by reference, in which Landlord leased to Tenant that certain property to be situated at 9502 Huebner Road, San Antonio, Texas, commonly known as Unit 301 in Building 3 of The Village on Huebner II Office Condominiums (the “Premises”).

WHEREAS, Landlord and Tenant desire to confirm the Commencement Date of the Lease.

NOW, THEREFORE in consideration of the mutual covenants herein contained and further good and valuable consideration, the parties hereto incorporate the following into the terms of their existing Lease:

I.	Landlord and Tenant agree that the Commencement Date under the Lease shall be October llth., 2006 and the expiration of the initial term of the Lease shall be October 10th , 2006, unless earlier terminated, extended or renewed in accordance with the terms of the Lease.

II.	Except for the specific modifications to the Lease contained in this Commencement Date Certificate, all terms of the Lease shall remain unchanged, and are hereby ratified, republished and reaffirmed and are incorporated into this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

TENANT:		LANDLORD:

FOUNDATION BARIATRIC HOSPITAL OF SAN ANTONIO, L.P.		FOUNDATION BARIATRIC REAL ESTATE OF HUEBNER, L.P.

By	/s/ Robert M. Byers	By	/s/ Illigible
Name:	Robert M. Byers	Name
Title:	Manager of Foundation Bariatric General,	Title
L.L.C., its sole general partner